As filed with the Securities and Exchange Commission on November 1, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

PROOFPOINT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	51-0414846
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

892 Ross Drive
Sunnyvale, CA 94089
(408) 517-4710

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Options granted under the FireLayers Ltd. Global Share Incentive Plan (2014) and restricted stock unit awards granted under the FireLayers Ltd. 2016 Equity Incentive Plan, and assumed by the Registrant

(Full title of the plans)

Gary Steele
Chief Executive Officer
Proofpoint, Inc.
892 Ross Drive
Sunnyvale, CA 94089
(408) 517-4710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jeffrey R. Vetter, Esq.

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
In respect of assumed options: Common Stock, $0.0001 par value(2)	19,524	$78.38	(4)	$1,530,291.12	$177.37
In respect of assumed restricted stock unit awards: Common Stock, $0.0001 par value(3)	71,638	$78.38	(4)	$5,614,986.44	$650.78
Total	91,162	$78.38	(4)	$7,145,277.56	$828.15

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2) Represents shares subject to issuance in connection with options outstanding under the FireLayers Ltd. Global Share Incentive Plan (2014), and assumed by the Registrant.

(3) Represents shares subject to issuance in connection with restricted stock unit awards outstanding under the FireLayers Ltd. 2016 Equity Incentive Plan, and assumed by the Registrant.

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) using the average of the high and low prices for the Registrant’s common stock as reported on The NASDAQ Global Market on October 31, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 have been or will be sent or given by Proofpoint, Inc. (the “Registrant”) to participants in the FireLayers Ltd. Global Share Incentive Plan (2014) and the FireLayers Ltd. 2016 Equity Incentive Plan and assumed by the Registrant (collectively, the “Plans”) in accordance with Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 have been or will be sent or given by the Registrant to participants in the Plans in accordance with Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 25, 2016;

(b)                                 The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, respectively, filed with the Commission on April 28, 2016, August 2, 2016 and November 1, 2016, respectively; and

(b)                                 The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-35506) filed on April 13, 2012 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except for liability:

•                  for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•                  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  under Section 174 of the DGCL (regarding unlawful dividends, stock purchases or redemptions); or

•                  for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s restated bylaws provide that:

•                  the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•                  the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•                  the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•                  the rights conferred in the bylaws are not exclusive.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections.

Reference is also made to the Underwriting Agreement filed with the Registration Statement on Form S-1 (Registration No. 333-178479), which provides for the indemnification of executive officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provisions in the Registrant’s restated certificate of incorporation and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers is sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant has directors’ and officers’ liability insurance for securities matters.

See also the undertakings set out in response to Item 9 of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.01	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-178479	3.02	4/9/12

4.02	Amended and Restated Bylaws of the Registrant	S-1	333-178479	3.04	4/9/12

4.03	Form of Registrant’s common stock certificate	S-1	333-178479	4.01	4/9/12

5.01	Opinion of Fenwick & West LLP					X

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.02	Consent of Fenwick & West LLP (contained in Exhibit 5.01)					X

24.01	Power of Attorney (included on the signature page to this Registration Statement)					X

99.01	FireLayers Ltd. Global Share Incentive Plan (2014) and form of grant agreements					X

99.02	FireLayers Ltd. 2016 Equity Incentive Plan and form of grant agreements					X

Item 9. Undertakings.

A.                                    The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that clauses (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 1st day of November, 2016.

PROOFPOINT, INC.

By:	/s/ Gary Steele
Gary Steele
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary Steele and Paul Auvil, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Gary Steele	Chief Executive Officer and Director	November 1, 2016
Gary Steele	(Principal Executive Officer)

/s/ Paul Auvil	Chief Financial Officer	November 1, 2016
Paul Auvil	(Principal Financial Officer and Principal Accounting Officer)

/s/ Anthony Bettencourt	Director	November 1, 2016
Anthony Bettencourt

/s/ Dana Evan	Director	November 1, 2016
Dana Evan

/s/ Jonathan Feiber	Director	November 1, 2016
Jonathan Feiber

Name	Title	Date

/s/ Doug Garn	Director	November 1, 2016
Doug Garn

/s/ Eric Hahn	Director	November 1, 2016
Eric Hahn

/s/ R. Scott Herren	Director	November 1, 2016
R. Scott Herren

/s/ Kevin Harvey	Director	November 1, 2016
Kevin Harvey

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-178479	3.02	4/9/12

4.02	Amended and Restated Bylaws of the Registrant	S-1	333-178479	3.04	4/9/12

4.03	Form of Registrant’s common stock certificate	S-1	333-178479	4.01	4/9/12

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.02	Consent of Fenwick & West LLP (contained in Exhibit 5.01)					X

24.01	Power of Attorney (included on the signature page to this Registration Statement)					X

99.01	FireLayers Ltd. Global Share Incentive Plan (2014) and form of grant agreements					X

99.02	FireLayers Ltd. 2016 Equity Incentive Plan and form of grant agreements					X